EXHIBIT 99.1
Wintrust Financial Corporation
9700 West Higgins Road, Rosemont, Illinois 60018

News Release

FOR IMMEDIATE RELEASE                        October 24, 2019

FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Website address: www.wintrust.com

WINTRUST FINANCIAL CORPORATION ANNOUNCES CASH DIVIDENDS
AND SHARE REPURCHASE AUTHORIZATION
ROSEMONT, ILLINOIS — Wintrust Financial Corporation (“Wintrust” or the “Company”) (Nasdaq: WTFC) today announced that the Company’s Board of Directors approved a quarterly cash dividend of $0.25 per share of outstanding common stock. The dividend is payable on November 21, 2019 to shareholders of record as of November 7, 2019.
Additionally, the Company’s Board of Directors approved quarterly cash dividends on outstanding shares of the Company’s 6.50% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D. The dividend is payable on January 15, 2020 to shareholders of record as of January 1, 2020.
Additionally, the Company’s Board of Directors has authorized the Company to repurchase up to $125 million of its outstanding shares of common stock. “Our decision to authorize a share repurchase highlights our continuing confidence in Wintrust’s long-term growth and our commitment to promote long-term shareholder value,” said Edward J. Wehmer, the Company’s President and Chief Executive Officer. He further stated, “The authorization of the share repurchase will allow us to take advantage of opportunities as may be presented by the equities markets. We will continue to maintain the flexibility to invest in our current business, take advantage of strategic opportunities and pay dividends.” Wintrust may repurchase shares from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws. The timing and amount of any repurchases will be determined by the Company’s management based on their evaluation of market conditions, share price and other factors. The share repurchase program may be suspended or discontinued at any time.

About Wintrust
Wintrust is a financial holding company with assets of over $34 billion whose common stock is traded on the NASDAQ Global Select Market. Built on the "HAVE IT ALL" model, Wintrust offers sophisticated technology and resources of a large bank while focusing on providing service-based community banking to each and every customer. Wintrust operates fifteen community bank subsidiaries, with over 170 banking locations located in the greater Chicago and southern Wisconsin market areas. Additionally, Wintrust operates various non-bank business units including business units which provide commercial and life insurance premium financing in the United States, a premium finance company operating in Canada, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, a business unit engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services and qualified intermediary services for tax-deferred exchanges.

Forward-Looking Information
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and actual events or results may differ materially. Wintrust's expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Wintrust's most recent Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. Forward-looking statements speak only as of the date made and Wintrust undertakes no duty to update the information.
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